SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700

Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Item 5.

(1)                           Pursuant to Article 1, Sections 9, 10 , and 11 of the Amended and Restated Bylaws of Pogo Producing Company, a Delaware Corporation (the “Company”), notice is hereby given that the Company’s Board of Directors has determined that the 2004 annual meeting of stockholders of the Company will be held on Tuesday, April 27, 2004, at the Century II Ballroom, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas at 10:00 AM, Houston time.  The record date for shareholders to be entitled to vote at the Annual Meeting has been established by the Company’s Board of Directors to be the close of business on March 12, 2004.

Item 7.                    Financial Statements and Exhibits.

(c)           Exhibits (furnished pursuant to Item 12 and not deemed filed with the Commission).

Exhibit Number	Description

99.1	Press Release issued January 27, 2004 regarding the quarter and year ended December 31, 2003 results of Pogo Producing Company (the “Company”).

99.2	Unaudited Supplemental Financial Information regarding the Company’s quarter and year ended December 31, 2003 results.

99.3	Unaudited Supplemental Operating Information regarding the Company’s quarter and year ended December 31, 2003 results.

Item 12.  Results of Operations and Financial Condition.

(1)                           On January 27, 2004, a press release was issued by the Company and also made available through the Company’s website at www.pogoproducing.com. The press release contains information concerning the Company’s unaudited financial and operating results for the quarter and year ended December 31, 2003. A copy of this press release is included herein as Exhibit 99.1 and incorporated in this Item 12 by reference.

(2)                           On January 27, 2004, certain unaudited supplemental financial and operating information concerning the Company’s results for the quarter and year ended December 31, 2003, were placed on the Company’s website at www.pogoproducing.com. A copy of the two supplemental schedules are included herein as Exhibits 99.2 and 99.3 and are incorporated in this Item 12 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: January 27, 2004	By:	/s / Gerald A. Morton
Name: Gerald A. Morton
Title: Senior Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued January 27, 2004 regarding the quarter and year ended December 31, 2003 results of the Company.

99.2	Unaudited Supplemental Financial Information regarding the Company’s quarter and year ended December 31, 2003 results.

99.3	Unaudited Supplemental Operating Information regarding the Company’s quarter and year ended December 31, 2003 results.